Exhibit 99.1

Marrone Bio Innovations, Inc. Announces Comprehensive Financing and Debt Restructuring Transaction

$30 Million Private Placement of Common Stock and Warrants

Concurrent Conversion of $45 Million of Outstanding Debt into Equity

Management to Host Corporate Update Conference Call to Discuss the Transaction
on Monday, December 18, 2017 at 1:30 p.m. PST / 4:30 p.m. EST

DAVIS, Calif., December 18, 2017 - Marrone Bio Innovations, Inc. (“MBI” or the “Company”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, today announced that it has entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (collectively, the “Buyers”), including Ospraie Ag Science LLC (“Ospraie”), an entity controlled by Dwight Anderson, and an existing stockholder of the Company. The Company will host a corporate update conference call to discuss the transaction today, Monday, December 18, 2017 at 1:30 p.m. Pacific standard time (4:30 p.m. Eastern standard time).

Under the terms of the Purchase Agreement, the Buyers have agreed to purchase an aggregate of $30.0 million of units (the “Units”), inclusive of funds being advanced by an affiliate of Ospraie as bridge financing under a convertible promissory note. Each of the 30,666,667 Units being purchased by Ospraie will consist of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and a warrant to purchase one share of Common Stock for $1.00 per share. Each of the 13,333,334 Units being purchased by the other Buyers will consist of one share of Common Stock and a warrant to purchase 0.8 shares of Common Stock for $1.00 per share.

The closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is anticipated to occur in February 2018, subject to satisfaction of various conditions, including approval by the Company’s stockholders in accordance with applicable requirements of The Nasdaq Capital Market at the Company’s 2017 Annual Meeting of Stockholders, which the Company intends to hold in January 2018.

Concurrently with its entry into the Purchase Agreement, the Company has also entered into the following debt refinancing transactions:

●	An amendment to the senior secured promissory notes (the “Waddell Notes”) issued and sold to Ivy Science & Technology Fund, Waddell & Reed Advisors Science & Technology Fund and Ivy VIP Science & Technology (collectively, “Waddell”), which provides for the conversion, at the Closing, of $35,000,000 aggregate principal amount of the Waddell Notes into an aggregate of 20,000,000 shares of Common Stock, representing a conversion rate of $1.75 per share, and warrants to purchase 4,000,000 shares of Common Stock for $1.25 per share; and

●	An amendment to the Company’s loan agreement with Gordon Snyder (the “Snyder Loan Agreement”), in his capacity as administrative agent to the lenders under such agreement, which provides for the conversion, at the Closing, of $10,000,000 aggregate principal amount of indebtedness currently outstanding under the Snyder Loan Agreement to an aggregate of 5,714,285 shares of Common Stock, representing a conversion rate of $1.75 per share, and warrants to purchase 1,142,856 shares of Common Stock for $1.25 per share.

In addition to the above transactions, as of December 18, 2017, Dwight W. Anderson, the managing member of Ospraie, has funded $3.5 million under his previously announced convertible promissory note with the Company (the “Ospraie Note”), which, together with the remaining $2.5 million that Mr. Anderson may fund under the Ospraie Note, will convert into Units at the Closing as described above.

In accordance with the Purchase Agreement, the Company intends to appoint two new Class I directors designated by Ospraie to the Company’s board of directors, effective upon the Closing. In addition, the Company has agreed to take all necessary actions to procure the election of two additional directors designated by Ospraie to the Company’s board of directors as Class II directors at the Company’s 2018 Annual Meeting of Stockholders.

The Company expects to receive approximately $27.7 million of cash net proceeds from the proposed transactions, which it intends to use for working capital and general corporate purpose. National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ:NHLD), acted as exclusive placement agent and financial adviser to the Company.

Upon closing of the proposed transactions, the Company expects to have an aggregate of approximately 101.9 million shares of Common Stock outstanding, as well as outstanding warrants to purchase an aggregate of approximately 52.7 million shares of Common Stock for a weighted average exercise price of $1.10 per share, in each case assuming no issuances between the date of this press release and the Closing other than those contemplated by the proposed transactions.

Furthermore, the Company’s outstanding indebtedness is expected to be reduced from an aggregate principal amount of $62.5 million to $17.5 million. With respect to the $5,000,000 and $2,450,000 aggregate principal amounts that will remain outstanding under the Waddell Notes and the Snyder Loan Agreement, respectively, the final maturity dates have been extended to December 31, 2022 and the associated interest payments have been deferred until such date. In addition, the interest rate under the Snyder Loan Agreement has also been reduced from 14% to 8%, matching the interest rate presently outstanding under the Waddell Notes.

Subject to satisfaction of conditions to the Closing, the transactions announced today are expected to provide financial support for the Company’s continued operations and future development goals for the foreseeable future, and will result in significant improvements to the Company’s balance sheet, reductions to the Company’s anticipated interest expense going forward and significant improvements to the Company’s future cash flows.

“We believe these transactions represent a significant milestone in our corporate history, putting us in a strong position to execute and focus on our core business—which continues to drive ahead,” said Pamela G. Marrone, Ph.D., CEO of MBI.

The shares of Common Stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the Buyers, Waddell and Gordon Snyder, as administrative agent under the Snyder Loan Agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the Common Stock to be issued in the proposed transactions and the Common Stock issuable upon exercise of warrants to be issued in the proposed transactions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

Conference Call and Webcast

Management will host a conference call today, Monday, December 18, 2017 at 1:30 p.m. PST (4:30 p.m. EST) to discuss Marrone Bio Innovation’s comprehensive financing and debt restructuring transaction and conclude with a Q&A from participants. To participate, please use the following information:

Corporate Update Conference Call and Webcast

Date: Monday, December 18, 2017

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-800-289-0438

International Dial-in: 1-323-994-2083

Conference ID: 6809093

Webcast: http://public.viavid.com/index.php?id=127661

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through January 18, 2018. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 6809093. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Corporate Update Conference Call and Webcast.

Additional Information Regarding the Proposed Transactions and Where to Find It

For a more detailed description of the above proposed transactions, including a copy of the Purchase Agreement and the amendments to the Waddell Notes and the Snyder loan Agreement, please refer to the Company’s Current Report on Form 8-K, dated as of the date of this press release.

The proposed transactions will be submitted to the stockholders of the Company for their approval at the Company’s 2017 Annual Meeting of Stockholders. In particular, the Company’s stockholders will be asked to approve the issuance of Common Stock and warrants to purchase Common Stock in connection with the Purchase Agreement and related financing transactions, as well as to approve Ospraie becoming a holder of greater than 20% of the Company’s outstanding shares of Common Stock. In connection with such approvals, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement containing information regarding the proposed transactions. Stockholders are urged to read the proxy statement when it becomes available, as it will contain important information regarding the transactions. Stockholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, without charge at the SEC’s website (www.sec.gov).

Participants in the Solicitation

The Company and some or all of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transactions. Information regarding the directors and executive officers of the Company is contained in Company’s Annual Report on Form 10-K/A filed with the SEC on April 24, 2017. Additional information regarding the Company’s directors and executive officers, and the interests of such potential participants, will also be included in the proxy statement for the 2017 Annual Meeting of Stockholders, when it becomes available.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. MBI’s effective and environmentally responsible pest management solutions help customers operate more sustainably while uniquely improving plant health and increasing crop yields. MBI currently has six commercially available products (Regalia®, Grandevo®, Venerate®, Majestene®, Haven™ and Zequanox®), with Stargus™ planned for launch later in 2017 as well as seven other product candidates in various stages of the company’s rapid development pipeline. MBI also distributes Bio-tam 2.0® for Isagro USA in the western U.S. and Jet-Ag® for Jet Harvest in most regions of the United States.

MBI is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers and consumers around the globe. For more information, please visit www.marronebio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the timing and potential completion of the proposed transactions, anticipated net proceeds from the transactions, and the Company’s anticipated resulting equity and debt capital structures, any future payments under the Ospraie Note, the Company’s planned appointment of directors to be designated by Ospraie, the timing of the Company’s 2017 Annual Meeting of Stockholders, the Company’s execution of its business, and the potential benefits of the Company’s products. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including failure to satisfy any closing conditions of the transactions, including stockholder approval, the effects of industry, economic or political conditions outside of our control, the failure to appropriately apply the proceeds from the proposed transactions or to realize the benefits of the reduction in our debt, or delay in realization thereof, operating costs and business disruption following completion of the transactions, transaction- related costs, consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik or Luke Zimmerman

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

www.mzgroup.us